FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 ----------------------------------------------

         THIS AGREEMENT is made as of the 3rd day of September, 1998, between USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership ("Seller"), and AMERICA FIRST APARTMENT INVESTORS, L.P., a Delaware limited partnership ("Buyer").

                                   Background
                                   ----------

         Seller and Buyer entered into a Purchase and Sale Agreement dated July 31, 1998 (the "Contract"), and desire to amend the Contract as hereinafter provided.

         NOW THEREFORE, in consideration of the premises and for good and valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer acknowledge and agree as follows:

         1. Section 2.1(a) is amended to change "$15,825,000.00" which appears in the second line to "$15,550,000.00."

         2. The Inspection Period described in Section 3.1(a) has ended as of the date hereof, and the Earnest Money Deposit is thus non-refundable except as otherwise provided in the Contract.

         3. Section 3.2 of the Contract is amended to provide that Closing shall take place on September 18, 1998.

         4. Buyer acknowledges and agrees that the Title Insurance Commitment previously delivered to Buyer is acceptable, and Buyer's time period for providing Seller with notice of any Title Defects has ended with the end of the Inspection Period.

         5. As modified hereby, the Contract continues in full force and effect.

         6. This Agreement may be executed in counterparts which, when taken together, shall constitute a single Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year after above written.

Witnesses:                          AMERICA FIRST APARTMENT INVESTORS,
                                    L.P., a Delaware limited partnership

                                    By Its General Partner:

                                       CAPITAL ASSOCIATES IV, a Delaware
_________________________              corporation
Name: ___________________
                                       By: _______________________________
_________________________              Name: _____________________________
Name: ___________________              Title: ____________________________

                                                      "BUYER"


                                    USF&G/LEGG MASON REALTY PARTNERS
                                    LIMITED PARTNERSHIP, a Maryland limited
                                    partnership

                                    By Its Authorized General Partner:

_________________________              USF&G REALTY PARTNERS, INC.,
Name: ___________________              a Maryland corporation,

                                       By: _______________________________
_________________________              Name: _____________________________
Name: ___________________              Title: ____________________________

                                                       "SELLER"